EXHIBIT 3(a)


                                   ARTICLES OF

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                              NOBILITY HOMES, INC.


        This corporation was incorporated on June 2, 1967. Pursuant to Sections 607.1003 and 607.1004, Florida Business Corporation Act, the following Amendment to the corporation's Articles of Incorporation were approved by the board of directors of the Corporation on December 13, 1996
   and by shareholders of the corporation on February 28, 1997.   The only
   voting group entitled to vote on the adoption of the Amendment consists of the holders of the corporation's common stock. The number of votes cast by such voting group was sufficient for approval by that voting group.

   NOW, THEREFORE, Article III, Section 1 of the corporation's Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   ARTICLE III

                                     CAPITAL

        1. Authorized Capital. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is 10,500,000 shares (the "Capital Stock") divided into classes as follows:

             A. Five hundred thousand (500,000) shares of preferred stock having a par value of $0.10 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in Section 2 of this Article; and

             B. Ten million (10,000,000) shares of common stock having a par value of $0.10 per share (the "Common Stock").

   All such shares shall be issued fully paid and nonassessable.

        IN WITNESS WHEREOF, the undersigned President of the Corporation has executed this Amendment this 24th day of March, 1997.

                                   /s/ Terry E. Trexler

                                 Terry E. Trexler, President

                   CERTIFICATE OF AMENDMENT TO THE CERTIFICATE
                                OF INCORPORATION
                                       OF
                              NOBILITY HOMES, INC.


        Pursuant to the provisions of Section 607.181 of the Florida General Corporation Act, the undersigned corporation adopts the Certificate of Amendment to its Certificate of Incorporation as set forth below.

        The following amendment to Article III, Section 1 of the Certificate of Incorporation of Nobility Homes, Inc. was duly proposed by the Board of Directors of the Corporation and was duly adopted by the shareholders of the Corporation at the Annual Meeting of Shareholders held on February 22, 1980, all in the manner prescribed by the Florida General Corporation Act:

                                   ARTICLE III

                                  Capital Stock

             1. Shares Authorized. The maximum number of shares of capital stock which this corporation is authorized to have outstanding at any one time is 500,000 shares of preferred stock, par value $.10 per share, issuable in series pursuant to
        Section 2 of this Article III, and 4,000,000 shares of common stock, par value $.10 per share.


   Dated:  February 28, 1980

                                 NOBILITY HOMES, INC.


                                 By:  /s/ Terry E. Trexler
                                                President


                                 and  /s/ Jean Etheredge
                                                Secretary


   STATE OF FLORIDA

   COUNTY OF MARION

        Before me, the undersigned authority, personally appeared Terry E. Trexler, who is to me well known to be the person described in and who subscribed the above Certificate of Amendment to the Certificate of Incorporation, and he did freely and voluntarily acknowledge before me according to law that he made and subscribed the same for the use and purposes therein mentioned and set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at Ocala, in said County and State this 28th day of February, 1980.


                                   /s/ Luann F. Collins
                                 Notary Public, State of Florida

                                 My Commission Expires:  May 14, 1983

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NOBILITY HOMES, INC.


        We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation under the General Corporation Law, Chapter 508, Florida Statutes 1965.

                                    ARTICLE I

                                      Name

        The name of this corporation shall be NOBILITY HOMES, INC.

                                   ARTICLE II

                           General Nature of Business

        1. To engage generally in the manufacturing, assembling, constructing, fabricating, distribution, and sale of mobile homes and prefabricated homes.

             To engage in manufacturing, distribution, and sale at wholesale and retail of supplies, materials, components, and accessories for mobile homes and prefabricated homes.

             To engage generally in the financing of the manufacturing, sale, and distribution of mobile homes and prefabricated homes, and supplies, materials, and accessories for use in connection therewith.

        2. To establish, maintain, and conduct a merchandise business and businesses of all sorts, either at wholesale or retail, or both, and to establish and conduct stores, shops, and offices for the transaction of any and every kind of merchandise business.

        3. To manufacture, purchase, or otherwise acquire, own, mortgage, pledge, sell, assign, and transfer, or otherwise to dispose of, to invest, trade, deal in, and deal with goods, wares, and merchandise and real and personal property of every class and description.

        4. To engage in the business of factoring and financing sales of merchandise at wholesale and retail.

        5. To acquire by purchase or lease, or otherwise, lands and interests in lands and to own, hold, improve, develop, and manage any real estate, to acquire and to erect or cause to be erected on any lands owned, held, or occupied by the corporation, buildings or other structures with their appurtenances, and to rebuild, enlarge, alter, or improve any buildings or other structures now or hereafter erected on any lands so owned, held, or occupied, and to mortgage, sell, lease, or otherwise dispose of any lands or interests in lands and in buildings or other structures, and any stores, shops, suites, rooms, or parts of any buildings or other structures at any time owned or held by the corporation.

        6. To buy, sell, exchange, and generally deal in real properties, improved and unimproved, and buildings of every class and description; to improve, manage, operate, sell, buy, mortgage, lease, or otherwise acquire or dispose of any property, real or personal, and take mortgages and assignments of mortgages upon the same; to make and obtain loans upon real estate, improved or unimproved, and upon personal property, giving or taking evidences of indebtedness and securing the payment thereof by mortgage, trust deed, pledge, or otherwise; to enter into contracts to buy or sell any property, real or personal; to buy and sell mortgages, trust deeds, contracts, and evidences of indebtedness; to purchase or otherwise acquire, for the purpose of holding or disposing of the same, real or personal property of every kind and description, including the good will, stock, rights, and property of every kind and description, including the good will, stock, rights, and property of any person, firm, association, or corporation, paying for the same in cash, stock, or bonds of this corporation; to draw, make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments, or obligations of the corporation, from time to time, for any of the objects or purposes of the corporation; to carry on all or any of its operations without restriction or limit as to amount; to purchase, acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any state, district, territory, colony, or foreign country subject to the laws of such state, territory, or foreign country.

        7. To engage in any commercial, industrial, and agricultural enterprise calculated or designed to be profitable to this corporation and in conformity with the laws of the state of Florida.

             To generally engage in, do, and perform, any enterprise, act, or vocation that a natural person might or could do or perform.

             To engage in the manufacture, sale, purchase, importing, and exporting of merchandise and personal property of all manner and description, to act as agents for the purchase, sale, and handling of goods, wares, and merchandise of any and all types and descriptions for the account of the corporation or as factor, agent, procurer, or otherwise for or on behalf of another.

        8. The purposes specified herein shall be construed both as purposes and powers, and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

        9. To possess, enjoy, and exercise all corporate powers conferred or authorized by the provisions of Chapter 608, Florida Statutes 1965, now or hereafter in force.

        10. To transact and carry on all or any other business or businesses which may be necessary, incidental or convenient to the exercise of any or all of the aforesaid purposes of the corporation; to do all and everything necessary, suitable or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms or individuals, and either as principals or agent, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes, or powers, or any of them.

                                   ARTICLE III

                                  Capital Stock

        The authorized capital stock of this corporation shall be five hundred fifty (550) shares of common stock of the par value of $100.00 each.

                                   ARTICLE IV

                                 Initial Capital

        The amount of capital with which this corporation shall begin business is $500.00.

                                    ARTICLE V

                                      Term

        This corporation shall have perpetual existence unless sooner dissolved according to law.

                                   ARTICLE VI

                           Principal Place of Business

        The principal place of business of this corporation shall be at Ocala, Florida, and the post-office address of the principal office of the corporation is 103 North Main Street (P.O. Box 1148), Ocala, Florida 32670, with the privilege of having branch offices at other places within or without the state of Florida.

                                   ARTICLE VII

                               Number of Directors

        The number of directors of this corporation shall be not less than three nor more than ten as may be specified in the by-laws of the corporation.

                                  ARTICLE VIII

                        Names and Addresses of Directors

        The names and post-office addresses of the members of the first Board of Directors, who shall hold office for the first year of existence of the corporation or until their successors are elected or appointed and have qualified, are:

             NAME                         ADDRESS

       Willard Ayres          103 North Main Street, P.O. Box 1148,
                              Ocala, Florida  32670

       Doris Jean Sharpe      103 North Main Street, P.O. Box 1148,
                              Ocala, Florida  32670

       Bea Connor             103 North Main Street, P.O. Box 1148
                              Ocala, Florida  32670


                                   ARTICLE IX

                       Names and Addresses of Subscribers

        The names and post-office addresses of each subscriber of the Certificate of Incorporation are:

             NAME                         ADDRESS

       Willard Ayres          103 North Main Street, P.O. Box 1148,
                              Ocala, Florida  32670

       Doris Jean Sharpe      103 North Main Street, P.O. Box 1148,
                              Ocala, Florida  32670

       Bea Connor             103 North Main Street, P.O. Box 1148
                              Ocala, Florida  32670


                                    ARTICLE X

                                  Miscellaneous

        The stock to be issued to the subscribers and stockholders shall be issued fully paid and shall be non-assessable. The powers of the entire corporation shall at all times be vested in the Board of Directors, or, if provision be made therefor under the by-laws, in an executive committee.

        IN WITNESS of the foregoing, we have hereunto set our hands and seals, and authorized to be filed in the office of the Secretary of State of the state of Florida the foregoing Certificate of Incorporation, on this the 29th day of May, 1967.



                                   /s/ Willard Ayres                   (SEAL)
                                 Willard Ayres

                                   /s/ Doris Jean Sharpe               (SEAL)
                                 Doris Jean Sharpe


                                   /s/ Bea Connor                      (SEAL)
                                 Bea Connor


   STATE OF FLORIDA

   COUNTY OF MARION

        I HEREBY CERTIFY that on this the 29th day of May, 1967, personally came and appeared before me, the undersigned authority, WILLARD AYRES, DORIS JEAN SHARPE, and BEA CONNOR, to me well known and known to me to be the individuals described in and who executed the foregoing Certificate of Incorporation, and that each of them acknowledged before me the execution of the same for the uses and purposes therein set forth and expressed.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal, this the day and year first-above written.



                                   /s/ Bonnie N. Kunberger
                                 Notary Public, State of Florida at Large

                                 My Commission expires:  June 26, 1970